UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2008 (November 14, 2008)

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2008, Accuray Incorporated (the “Company”) received a notice from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008.

Within 60 calendar days following receipt of the notice, Accuray will either file its Form 10-Q or submit to NASDAQ a plan to regain compliance.  If a plan of compliance is submitted, the NASDAQ staff will review that submission and could grant an exception of up to 180 days from the due date of the Quarterly Report on Form 10-Q for correcting the non-compliance.

As announced on November 6, 2008, Accuray has delayed the filing of its Form 10-Q for the fiscal quarter ended September 27, 2008, due to an ongoing investigation related to inventory.  The Company intends to file its Form 10-Q for the fiscal quarter ended September 27, 2008 as soon as practicable following the conclusion of the investigation.

The Company issued a press release on November 19, 2008, titled “Accuray Receives Nasdaq Notification Related to the Late Filing of Form 10-Q,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Number	Description

99.1	Press Release dated November 19, 2008, titled “Accuray Receives Nasdaq Notification Related to the Late Filing of Form 10-Q”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 19, 2008	By:	/s/ Darren J. Milliken

Darren J. Milliken Interim General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 19, 2008, titled “Accuray Receives Nasdaq Notification Related to the Late Filing of Form 10-Q”